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                                                                    EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Hollis-Eden Pharmaceuticals, Inc.
San Diego, CA



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of our report dated March 6, 1998, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the references to us under the caption "Experts" in the Proxy Statement/Prospectus.




                                               BDO Seidman, LLP
                                               New York, NY



March 27, 1998